Exhibit T3A-31

Colorado Secretary of State Document must be filed electronically. Date and Time: 07/08/2012 03:04 PM ID Number: 20121372664 Paper documents will not be accepted. Document processing fee $50.00 Document number: 20121372664 Fees & forms/cover sheets Amount Paid: $50.00 are subject to change. To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center. ABOVE SPACE FOR OFFICE USE ONLY Articles of Organization filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.) 1. The domestic entity name of the limited liability company is IVXX Infuzionz LLC ______________________________________________________. (The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.) (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.) 2. The principal office address of the limited liability company’s initial principal office is Street address 389 Wadsowrth blvd (Street number and name) Lakewood CO 80226 (City) (State) (ZIP/Postal Code) United States (Province – if applicable) (Country) Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) ______________. (Province – if applicable) (Country) 4551045-1673860003952240-140335000 The registered agent name and registered agent address of the limited liability company’s initial registered agent are Name Speidell Eric David (if an individual) ____________________ ______________ OR (Last) (First) (Middle) (Suffix) (if an entity) (Caution: Do not provide both an individual and an entity name.) Street address 389 Wadsowrth blvd (Street number and name) Lakewood CO 80226 (City) (State) (ZIP Code) 4617720-1631950002286000-120015004570730-12001500

Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) CO ____________________. (City) (State) (ZIP Code) (The following statement is adopted by marking the box.) 179070571500179070114300017907015621000185420508000328295508000 The person appointed as registered agent has consented to being so appointed. The true name and mailing address of the person forming the limited liability company are Name Eric Speidell David (if an individual) ____________________ ______________ ______________ _____ OR (Last) (First) (Middle) (Suffix) (if an entity) (Caution: Do not provide both an individual and an entity name.) Mailing address 10750 Claire Ln (Street number and name or Post Office Box information) Northglenn CO 80234 __________________________ ____ ____________________ (City) (State) (ZIP/Postal Code) _______________________ United States . (Province – if applicable) (Country) 3918585-11747500 (If the following statement applies, adopt the statement by marking the box and include an attachment.) The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment. The management of the limited liability company is vested in 292735-60769500292100-60134500292100-45656500298450-60769500441325-60769500 (Mark the applicable box.) one or more managers. 128270-16383000128270-1524000 OR 129540603250012954066040001295402139950013589059690002832105969000 the members. (The following statement is adopted by marking the box.) There is at least one member of the limited liability company. (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains additional information as provided by law. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) 127635-59499500127635-45212000128270-108394500127635-107759500127635-93472000133985-108394500284480-108394500 (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are 07/08/2012 . (mm/dd/yyyy hour:minute am/pm) 4149725-11366500 Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. 9. The true name and mailing address of the individual causing the document to be delivered for filing are Speidell Eric David (Last) (First) (Middle) (Suffix) 10750 Claire ln 2286000-243840003653790-243840004620260-24384000 (Street number and name or Post Office Box information) 2286000-10096500 Northglenn CO 80234 _ _ (City) (State) (ZIP/Postal Code) United States . (Province – if applicable) (Country) 2286000-393065004195445-391795004558665-393065003918585-11747500 (If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. 192405-33401000192405-19367500198755-34036000337820-34036000 Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

Managing Members IVXX Infuzionz

Kyle Andrew Speidell- 12829 King st Broomfield Co. 80020

Eric David Speidell- 10750 Claire Ln Northglenn Co. 80234

Nicholas Christopher Speidell- 10750 Claire Ln Northglenn Co. 80234

Person’s having Documents Filed

Kyle Andrew Speidell- 12829 King st Broomfield Co. 80020

Eric David Speidell- 10750 Claire Ln Northglenn Co. 80234

Nicholas Christopher Speidell- 10750 Claire Ln Northglenn Co. 80234